SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 25, 2018

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 25, 2018, Interface, Inc. (the "Company") issued a press release reporting its financial results for the second quarter of 2018 (the "Earnings Release").  A copy of the Earnings Release is included as Exhibit 99.1 hereto and hereby incorporated by reference.  The information set forth in this Item 2.02, including the exhibit hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Measures in the Earnings Release

The Earnings Release includes, as additional information for investors, the Company's adjusted net income, adjusted earnings per share, adjusted operating income, adjusted selling, general and administrative expenses ("SG&A"), organic sales and organic sales growth.  These measures are not in accordance with financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") and may be different from similarly titled non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be used as a substitute for, or considered superior to, GAAP financial measures.

Adjusted income measures exclude (1) restructuring and asset impairment charges; and (2) the effects of transaction costs in connection with the Company's pending acquisition of nora systems.  Adjusted SG&A also excludes transaction costs related to the nora acquisition.

Organic sales and organic sales growth exclude: (1) sales from the Company's exited FLOR specialty retail store business; and (2) foreign currency fluctuations.

The Company excludes the FLOR specialty retail stores from adjusted measures because it believes the Company's exit from the FLOR specialty retail stores is an uncommon and one-time event and does not arise from or constitute normal ongoing operations.  Similarly, since the Company engages in acquisitions only episodically, and not as an everyday matter, the Company believes presenting certain measures excluding the effects of acquisitions facilitates focus on normal ongoing operations.

In addition, since FLOR specialty retail sales will not be a material part of sales going forward, the Company believes presenting organic sales information without historical FLOR specialty retail sales presents meaningful additional information on core ongoing operations.  The Company also believes presenting sales information absent the effect of foreign currency exchange rate fluctuations facilitates comparison of the Company's operational performance between periods.

Furthermore, the Company presents these non-GAAP measures on a forward-looking basis partially because the most comparable GAAP measures are not accessible without unreasonable efforts.  In the case of forward-looking adjusted EPS, GAAP EPS is difficult to predict due the Company's current inability to reasonably quantify the ultimate effect of purchase accounting associated with the nora acquisition.  In the case of organic sales growth, GAAP net sales is difficult to forecast due to the inherent unpredictability of foreign currency exchange rates.

The Company generally believes reporting its adjusted results helps investors' understanding of historical operating trends, because it facilitates comparison to prior periods during which unique events affecting more recent results may not have occurred.  The Company also believes that adjusted results provide supplemental information for comparisons to other companies which may not have experienced the same events underlying the adjustments.  Furthermore, the Company uses adjusted results internally as supplemental information to evaluate its own performance, for planning purposes and in connection with its compensation programs.

Organic Orders

Interface also presents information on organic orders and organic order growth in the Earnings Release.  Organic orders is a dollar-denominated operational measure, and represents the dollar amount of orders received during a period, regardless of whether such orders were able to be shipped and recognized as revenue.  In some cases, orders may be cancelled prior to actual sale and revenue recognition.  Organic orders exclude sales from the FLOR specialty retail store business, and is adjusted to eliminate foreign currency fluctuations.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated July 25, 2018, reporting its financial results for the second quarter of 2018 (furnished pursuant to Item 2.02 of this Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: July 25, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated July 25, 2018, reporting its financial results for the second quarter of 2018 (furnished pursuant to Item 2.02 of this Report).